DELTA SEABOARD INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

					Additional	Accumulated
	Preferred Stock	Preferred Stock	Common Stock	Common Stock	Paid-in	Earnings	Treasury
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Stock	Total
Balance at December 31, 2009	0	0	43,503,082	$ 4,350	$3,891,435	$ (943,285)	$ -	$2,952,500
Reverse merger with Hammonds	3,769,626	377	5,031,325	503	(1,512,494)	0	0	(1,511,614)
Issuance of common shares for payment of debt	0	0	10,000,000	1,000	871,352	0	0	872,352
Issuance of common shares for services	0	0	9,807,843	981	857,769	0	0	858,750
Forgiveness of accounts payable	0	0	0	0	42,131	0	0	42,131
Regular preferred dividends	0	0	0	0	0	(240,000)	0	(240,000)
Net loss	0	0	0	0	0	(904,039)	0	(904,039)
Balance at December 31, 2010	3,769,626	377	68,342,250	6,834	4,150,193	(2,087,324)	0	2,070,080
Issuance of common shares for services	0	0	2,550,000	255	127,245	0	0	127,500
Acquisition of treasury shares	0	0	0	0	0	0	(740)	(740)
VOMF settlement recorded as deemed dividend	0	0	0	0	0	(250,000)	0	(250,000)
Regular preferred dividends	0	0	0	0	0	(240,000)	0	(240,000)
Net loss	0	0	0	0	0	(90,218)	0	(90,218)
Balance at December 31, 2011	3,769,626	377	70,892,250	7,089	4,277,438	(2,667,542)	(740)	1,616,622
Adjustment for preferred agreement	(3,769,626)	(377)	3,769,626	377	65,000	1,050,000		1,115,000
Balance at December 31, 2011 Adjusted	0	0	74,661,876	$7,466	$4,342,438	($1,617,542)	($740)	$2,731,622